UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2014

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 Telephone Road, Suite 100

Ventura, California, 93003

(Address of Principal Executive Offices) (Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2014, Clean Diesel Technologies, Inc. (the “Company”) entered into Subscription Agreements (collectively, the “Subscription Agreement”) with investors who agreed to purchase an aggregate of 2,030,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase an aggregate of 812,000 shares of Common Stock (the “Warrant Shares,” and, together with the Common Shares, the “Shares”) for a purchase price of $3.40 per Common Share and corresponding Warrant, or an aggregate of $6.9 million in gross proceeds. The Warrants can be exercised during the period commencing after six months from the date of issuance and ending five and a half years thereafter and may be exercised at a price of $4.20 per share. The Company does not intend to apply for listing of the Warrants on any national securities exchange or other nationally recognized trading system. The forms of Subscription Agreement and Warrant are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K and are incorporated herein by this reference. The descriptions of the material terms of the Subscription Agreement and the Warrant are qualified in their entirety by reference to Exhibits 10.1 and 4.1, respectively.

Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC acted as placement agents for this offering of the Shares and Warrants. The Company has agreed to pay the placement agents a commission of 7% of the gross proceeds of the offering, or an aggregate of $483,140. The Company also agreed to reimburse the placement agents for their out-of-pocket expenses up to $75,000. In connection with the offering, the Company and the placement agents entered into a Placement Agent Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by this reference. The description of the material terms of the Placement Agent Agreement is qualified in its entirety by reference to Exhibit 10.2.

The Shares and Warrants are being offered and sold under the Company’s shelf registration statement on Form S-3 (File Number 333-181443). The closing of the offering is expected to take place on April 4, 2014, subject to the satisfaction of customary closing conditions.

The net proceeds to us from the offering are approximately $6.1 million after placement agent fees and other estimated offering expenses payable by the Company, and excluding any proceeds the Company may receive upon exercise of the warrants to be issued in the offering.

Item 7.01. Regulation FD Disclosure.

On April 1, 2014, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

4.1	Form of Warrant to purchase shares of Common Stock

10.1	Form of Subscription Agreement, dated April 1, 2014, between the Company and the investors in the offering

10.2	Placement Agent Agreement, dated April 1, 2014, between the Company, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC

99.1	Press Release dated April 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

April 1, 2014	By:	/s/ Nikhil A. Mehta
		Name:	Nikhil A. Mehta
		Title:	Member of the Interim Office of the Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

4.1	Form of Warrant to purchase shares of Common Stock

10.1	Form of Subscription Agreement, dated April 1, 2014, between the Company and the investors in the offering

10.2	Placement Agent Agreement, dated April 1, 2014, between the Company, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC

99.1	Press Release dated April 1, 2014